UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 5, 2010

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 5, 2010, the Compensation Committee of the Board of Directors of Transcat, Inc. (the “Company”) granted Charles P. Hadeed, the Company’s President, Chief Executive Officer and Chief Operating Officer, a stock award of 3,109 shares of common stock outside of the Company’s Performance Incentive Plan for the fiscal year ended March 27, 2010. The Compensation Committee exercised its discretionary authority to grant this award to Mr. Hadeed in recognition of Mr. Hadeed’s leadership of the Company during a particularly challenging year given the global economic crisis.
     In addition, the Compensation Committee, noting that Mr. Hadeed had elected not to receive a salary increase one year ago, approved a $25,000 increase in Mr. Hadeed’s base salary to $310,000.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: April 9, 2010	By:	/s/ John J. Zimmer
John J. Zimmer Vice President of Finance and Chief Financial Officer